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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                         -----------------------------

                                   FORM 8-K



               Current Report Pursuant to Section 13 or 15(d) of
                          The Securities Act of 1934

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                       Date of Report: January 26, 1996


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                               EXIDE CORPORATION
            (Exact name of Registrant as specified in its charter)

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       Delaware                      1-11263                 23-0552730
(State or other jurisdiction of    (Commission   (I.R.S. Employer Identification
incorporation or organization)        File                     Number)
                                     Number)


                          1400 North Woodward Avenue
                       Bloomfield Hills, Michigan 48304
                                (810) 258-0080
   (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)


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Item 5. Other Events.

The following press release was issued by the Registrant on January 25, 1996:




             Exide Corporation, the world's largest manufacturer of batteries and related accessories, today unveiled a bold reorganization plan which will affect the Company's operations in the United Kingdom and North America. The plan calls for the elimination of five hundred positions in North America and two hundred in the United Kingdom. This action, coupled with the previously announced reorganization and consolidation of the Company's European operations, means that by March 31, 1996, the Company's total work force will have been reduced by about two thousand people.

             Arthur M. Hawkins, Exide's Chairman and Chief Executive Officer, explained that despite the fact that final numbers for the Company's third quarter, which ended December 31, 1995, were not yet available due principally to the annual closing requirements of the Company's European businesses, certain items, such as unanticipated start up problems at a plant in the United Kingdom and a December sales volume shortfall in North America suggest that the Company will fall short of analysts' earnings expectations for that period. However, the long term earnings outlook resulting from the European consolidation and other factors remains highly favorable.

             "Anticipating disappointing third quarter results, caused principally by abnormal weather, I was compelled to take these actions. Many people erroneously equate snow with severe cold weather which prompts battery failure. However, published climatological data from the contiguous forty eight states demonstrates that to date this winter has been as mild as last year. These mild temperatures are reflected in preliminary industry-wide data which indicate that battery shipments this year are less than those for the comparable period last year. Also, I could not lose sight of the fact that Exide is the lowest cost, highest quality producer in the industry. These actions will preserve that distinction without impairing the operation of the Company and will, in fact, enhance the Company's competitive position while making it far less dependant on weather", said Mr. Hawkins.

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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on January 26, 1996.

                                                  EXIDE CORPORATION


                                                  By: /s/ James M. Diasio
                                                      -------------------
                                                      James M. Diasio
                                                      Corporate Controller